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                                                                    EXHIBIT 10.3


                      NORTHWESTERN STEEL AND WIRE COMPANY

                          MANAGEMENT STOCK OPTION PLAN


         This Management Stock Option Plan (the "Plan") of Northwestern Steel and Wire Company (the "Company"), adopted by the Board of Directors of the Company effective August 12, 1992, is intended to advance the best interests of the Company by providing executive and other key management employees of the Company and its Subsidiaries who have substantial responsibility for the Company's management and growth with additional incentives to contribute to the Company's success by allowing such persons to acquire an ownership interest in the Company.

                                   ARTICLE I

                           Administration of the Plan

         1.1 Definitions. For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

         "Approved Sale" shall mean the sale of the Company, in a single transaction or a series of related transactions, to a third party that is not an affiliate of KNSW Acquisition Company, L.P. (a) pursuant to which such third party proposes to acquire 100% of the outstanding Common Stock (whether by merger, consolidation, recapitalization, reorganization, purchase of the outstanding Common Stock or otherwise), (b) which is approved by the Board (which approval shall involve a determination by the Board that the consideration offered in such transaction to the holders of Common Stock is equal to the fair value thereof) and by the holders of a majority of the Common Stock then outstanding, (c) pursuant to which all holders of Common Stock and holders of vested options exercisable for Common Stock receive the same form and amount of consideration per share of Common Stock (less, in the case of a vested option, the exercise price under such option) or, if any holders are given an option as to the form and amount of consideration to be received, all holders are given the same option, and (d) to the extent expressly required by the Company's collective bargaining agreements with the United Steelworkers of America relating to the Company's Sterling and Rock Falls, Illinois facilities as then in effect, pursuant to which such third party expressly assumes the Company's obligations under such collective bargaining agreements.
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         "Board" shall mean the Board of Directors of the Company or a duly authorized committee thereof.

         "Cause" shall have the meaning set forth in any employment agreement between the Company and a Participant or, in the absence of such agreement, shall mean (i) a Participant's willful and repeated failure to comply with the lawful directives of the Board or of such Participant's supervisory personnel,
(ii) recklessness or willful misconduct by a Participant in the performance of his duties to the Company or its Subsidiaries or any act of fraud with respect to the Company and/or its Subsidiaries, or (iii) the commission by a Participant of an act (including but not limited to a felony or a crime involving moral turpitude or dishonesty) causing material harm to the standing and reputation of the Company and/or its Subsidiaries, in each case as determined in good faith by the Board.

         "Change in Control" shall have the meaning assigned to such term in the Credit Agreement (regardless of whether such agreement remains in effect at the time of a Change in Control).

         "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Company.

         "Credit Agreement" shall mean the Amended and Restated Credit Agreement dated as of August 16, 1988, among the Company, Northwestern Steel and Wire Company, the lenders named therein and Chemical Bank, as agent.

         "Disability" shall mean a Participant's failure to substantially perform normal duties for a continuous period of six months or more as a result of physical or mental incapacity.

         "EBIT" shall mean, for any period, "Earnings Before Interest, Taxes, SARs and ESOP Contributions" as defined in and calculated in accordance with the Amended and Restated Credit Agreement as in effect on July 27, 1992, plus expenses incurred during such period in connection with employee and management profit sharing or incentive compensation plans to the extent deducted in determining "Earnings".

         "Fair Market Value" shall mean:

               (i) for a share of Common Stock, the average of the closing prices of the sales of the Common Stock on all securities exchanges on which the Common Stock may at the time be listed or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day or, if on any day the Common Stock is not so listed, the sales prices of the Common Stock as of 4:00 p.m., New York time, on such day as reported on the NASDAQ


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National Market System or, if the Common Stock is not reported on the NASDAQ
National Market System on such day, the average of the representative bid and asked prices quoted in the NASDAQ system as of 4:00 P.M., New York time or, if on any day the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which Fair Market Value is being determined and the 20 consecutive trading days prior to such day or, if the Common Stock is not so listed or quoted, as determined in good faith by the Board; and

               (ii) for a Vested Option, the excess (if any) of the Fair Market Value of a share of Common Stock (as determined in accordance with clause (i)) over the exercise price under such Option.

          "Initial Public Offering" shall mean an initial underwritten public offering of the Common Stock representing at least 10% of the Common Stock outstanding on a fully-diluted basis.

          "Management Stock" shall mean the Common Stock purchased by a Participant upon exercise of any Option, and will include shares of the Company's capital stock issued with respect to such shares of Management Stock by way of stock split, stock dividend or other recapitalization. For all purposes of this Agreement, Management Stock will continue to be Management Stock in the hands of any Permitted Transferee (as defined in the Stockholders Agreement).

          "Options" shall have the meaning set forth in Section 2.1.

          "Original Cost" shall mean the original exercise price of the Management Stock acquired pursuant to the exercise of Options, adjusted as appropriate pursuant to Section 3.6.

          "Participant" shall mean any officer, director or management employee of the Company or its Subsidiaries who has been selected to participate in the Plan by the Board.

          "Performance Options" shall mean those Options which vest in accordance with Section 2.3.

          "Service Options" shall mean those Options which vest in accordance with Section 2.2.

          "Stockholders Agreement" shall mean the Stockholders Agreement dated as of August 12, 1992, among the Company and the stockholders signatory thereto.


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          "Subsidiary" of the Company shall mean any corporation or other business organization of which the securities having a majority of the normal voting power in electing the board of directors or similar governing body of such entity are, at the time of determination, owned by the Company directly or indirectly through one or more Subsidiaries.

          "Unvested Options" shall mean, as to any Participant as of a particular date, those Options which are not Vested Options.

          "Vested Options" shall mean, as to any Participant as of a particular date, those Options that have vested pursuant to Section 2.2, 2.3 or 2.4.

          1.2 Administration. The Plan shall be administered by the Board. Subject to the limitations of the Plan, the Board shall have the sole and complete authority to: (i) select Participants, (ii) grant Options to Participants in such forms and amounts as it shall determine, (iii) subject to Sections 3.2 and 3.6, impose such limitations, restrictions and conditions upon such Options as it shall deem appropriate at the time of grant, (iv) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) correct any defect or omission or reconcile any inconsistency in the Plan or in any Option granted hereunder, and
(vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Board's determinations on matters within its authority shall be conclusive and binding upon the Participants and all other persons. All expenses associated with the administration of the Plan shall be borne by the Company.

         1.3 Limitation on Aggregate Shares. The number of shares of Common Stock which may be issued pursuant to the exercise of Options granted under the Plan shall not exceed, in the aggregate, 900,000 shares of Common Stock; provided, however, that the type and the aggregate number of shares shall be subject to adjustment in accordance with the provisions of Section 3.6 below, and further provided that, to the extent any Options expire unexercised or are canceled, terminated or forfeited in any manner without the issuance of Common Stock thereunder or any shares of Management Stock are repurchased in accordance with the provisions of Section 2.7 below, such shard shall again be available under the Plan. The shares of Common Stock available under the Plan may be either authorized and unissued shares, treasury shares or a combination thereof, as the Board shall determine.


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                                   ARTICLE II

                                     Awards

          2.1 Options. The Board may grant a Participant the option to purchase shares of Common Stock ("Options") in accordance with this Article II. Options granted under the Plan may be Service Options or Performance Options. Options shall be exercisable only to the extent they are vested in accordance with Sections 2.2, 2.3 and 2.4.

          2.2 Vesting of Service Options. One-fifth of a Participant's Service Options shall vest and become exercisable on the date of grant and on each of the four succeeding anniversaries of such date, subject to a Participant's continued employment with the Company as of such anniversary.

          2.3 Vesting of Performance Options. Subject to a Participant's continued employment with the Company, such Participant's Performance Options shall vest and become exercisable on an annual basis according to the schedule set forth below upon the Company's achievement of the EBIT targets for the corresponding fiscal years. In the event the Company fails to meet the EBIT target for any fiscal year, no vesting shall occur with respect to such fiscal year; provided, however, that in the event the Company shall meet the cumulative EBIT target for any subsequent fiscal year, all Performance Options which did not vest in prior fiscal years shall vest at such time. In the event that the Company shall achieve the EBIT target for 1997 in any fiscal year prior to 1997, all Performance Options shall vest in such fiscal year. The determination whether the Company has met the EBIT target for any fiscal year shall be made by the Board in good faith following the delivery of the Company's audited financial statements for such year.


      On or Before         Cumulative                Cumulative
       Fiscal Year            EBIT                     Option
     Ending July 31       (in millions)          Percentage Vested
     --------------       -------------          -----------------
         1993             $ 25,300,000                  20%

         1994               71,400,000                  40%

         1995               90,600,000                  60%

         1996              130,300,000                  80%

         1997              181,600,000                 100%

Notwithstanding the foregoing, the Performance Options shall fully vest on the ninth anniversary of the date of grant subject to the Participant's continued employment with the Company. In the event


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the Company or any of its Subsidiaries makes an acquisition or divesture or other fundamental change in the Company's business or capital structure that is material to the Company and its Subsidiaries taken as a whole, the performance targets set forth above will be appropriately revised in good faith by the Board to reflect such development to fairly and equitably provide the benefits of the Plan.

         2.4 Acceleration of Vesting. Notwithstanding anything contained in this Plan to the contrary, all Unvested Options shall automatically vest upon an Approved Sale or a Change in Control, subject to a Participant's continued employment with the Company at the time of such Approved Sale or Change in Control and all Performance Options shall automatically vest upon the consummation of an Initial Public Offering subject to a Participant's continued employment at such time.

         2.5 Exercise Price of Options. The Option exercise price per share of Common Stock shall be not less than Fair Market Value of the Common Stock on the date of grant.

         2.6 Term of Options. Each Option shall expire upon the earlier of (i) the tenth anniversary of the date of grant of such Option, or (ii) the first anniversary of the date of termination of the Participant's employment with the Company and/or its Subsidiaries for any reason.

         2.7 Repurchase Option. In the event that a Participant's employment with the Company and/or its Subsidiaries is terminated for any reason whatsoever (including by reason of death or Disability), all Management Stock acquired pursuant to the exercise of Options (the "Subject Management Stock") and all unexercised Vested Options shall be subject to repurchase by the Company pursuant to the terms and conditions set forth in this Section 2.7 (the "Repurchase Option").

              (a) If a Participant's employment with the Company and/or its Subsidiaries is terminated for any reason other than for Cause (i) the purchase price of Subject Management Stock and/or Vested Options purchased pursuant to the Repurchase Option shall be the Fair Market Value per share of Common Stock or per Vested Option as of the date of such termination, as the case may be, and
(ii) all Unvested Options shall automatically terminate.

              (b) If a Participant's employment is terminated for Cause (i) the purchase price of Subject Management Stock purchased pursuant to the Repurchase Option shall be equal to the lesser of Fair Market Value or Original Cost per share of Common Stock as of the date of such termination, and (ii) all Options (whether or not vested) shall automatically terminate.


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              (c) The Company may elect to purchase all or any portion of the
Subject Management Stock and Vested Options subject to the Repurchase Option by delivery of written notice (the "Repurchase Notice") to the Participant at any time within 90 days after the termination of the Participant's employment. The Company may assign all or any portion of its rights under the Repurchase Option to one or more third parties, provided that such assignment complies with applicable securities laws. The Repurchase Notice shall set forth the number of shares of Subject Management Stock and Vested Options to be acquired by the Company or its assignee(s) from such holder, the aggregate consideration to be paid for such Subject Management Stock and Vested Options and the time and place for the closing of the transaction.

              (d) The closing of the repurchase transaction shall take place on the date designated by the Company in the Repurchase Notice, which date shall not be more than 60 days after the delivery of such notice. Payment for the Subject Management Stock and/or Vested Options to be purchased pursuant to the Repurchase Option shall be made by delivery of a certified check or checks payable to the holder or holders of such Subject Management Stock and/or Vested Options.

              (e) This Section 2.7 shall automatically terminate upon a Change in Control or consummation of an Initial Public Offering.

                                  ARTICLE III

                               General Provisions

         3.1 Written Agreement. Each Option granted hereunder to a Participant shall be embodied in a written agreement (an "Option Agreement") in the form approved by the Board, which shall be subject to the terms and conditions prescribed herein. At the option of the Board, as a condition to the exercise of Options hereunder, Participants may be required to execute and deliver a counterpart of the Stockholders Agreement or otherwise agree to be bound thereby.

         3.2 Listing, Registration and Compliance with Laws and Regulations. Options shall be subject to the requirement that, if at any time the Board shall determine that the listing, registration or qualifications of shares subject to Options upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of Options or the issuance of shares thereunder, no Options may be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or

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obtained free of any conditions not acceptable to the Board. The holders of such
Options will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Board may at any time impose any limitations upon the exercise of Options that, in the Board's discretion, are necessary or desirable in order to comply with such Section
16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Purchase Rights or Options may be exercised, the Committee may, in its discretion and without the Participant's consent, so reduce such period on not less than 15 days' written notice to the holders thereof.

          3.3 Nontransferability. Options may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the Participant, may be exercised only by such Participant (or his legal guardian or legal representative). In the event of the death of a Participant, exercise of Options granted hereunder shall be made only by the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant's rights under the Option shall pass by will or the laws of descent and distribution.

          3.4 Payment of Exercise Price. Vested Options shall be exercised in whole or in part by written notice to the Company (to the attention of the Company's Secretary) accompanied by payment in full of the applicable exercise price in cash (including check, bank draft or money order) or, with the consent of the Board, by delivery of a full recourse promissory note secured by the shares so acquired.

          3.5 Withholding of Taxes. The Company shall be entitled, if necessary or desirable, to withhold from any amounts due and payable by the Company to any Participant (or secure payment from such Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any issuance or exercise of Options granted under the Plan, and the Company may defer such issuance or exercise unless indemnified to its satisfaction.

          3.6 Adjustments. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock, the Board shall, in order to prevent the dilution or enlargement of rights under outstanding Options, make such adjustments in the number and type


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of shares authorized by the Plan, the number and type of shares covered by outstanding Options and the exercise prices specified therein as may be determined to be appropriate and equitable.

          3.7 Rights of Participants. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time (with or without Cause), nor confer upon any Participant any right to continue in the employ of the Company for any period of time or to continue his present (or any other) rate of compensation. No employee shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

          3.8 Amendment, Suspension and Termination of Plan. The Board may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board may deem advisable; provided, however, that no such amendment shall be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed, and no such amendment, suspension or termination shall impair the rights of Participants under outstanding Options without the consent of the Participants affected thereby. No Options shall be granted hereunder after the tenth anniversary of the adoption of the Plan.

          3.9 Registration on Form S-8. After the expiration of 180 days following the consummation of an Initial Public Offering, the Company shall promptly register the Common Stock issuable under the Plan on Form S-8 under the Securities Act of 1933, as amended, subject to the availability of such Form and compliance with applicable securities laws.

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